Exhibit 10.2

GUARANTY AGREEMENT

This Guaranty Agreement (“Guaranty”) is made and executed as of this 21st day of May 2019 by INPIXON, a Nevada corporation (“Guarantor”), having its principal place of business at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303, in favor of the Seller Parties (as defined herein). Reference is hereby made to that certain Share Purchase Agreement, dated on the date hereof (as the same may be amended, modified or restated in accordance with the terms thereof, the “SPA”), by and among the Persons set forth in Exhibit A thereto, (collectively, the “Vendors”), Kirk Moir, in his capacity as Vendors’ Representative, Garibaldi Capital Advisors Ltd., solely for purposes of Section 2.5 and Article VII of the SPA, Locality Systems Inc., a British Columbia corporation (the “Company”, and together with the Vendors, the “Seller Parties”), Guarantor, and Inpixon Canada, Inc., a British Columbia corporation (the “Purchaser”) and wholly-owned subsidiary of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the SPA.

BACKGROUND

A. Guarantor is the parent of the Purchaser and will derive a material benefit from the transactions contemplated by the SPA.

B. Guarantor has agreed to provide the Seller Parties with a full recourse guaranty for the full and punctual payment of any unpaid portion of the Aggregate Cash Consideration, as set forth in this Guaranty.

C. In order to induce the Seller Parties to enter into the SPA, Guarantor undertakes and agrees as set forth below.

1. Obligations Guaranteed. To induce the Seller Parties to enter into the SPA, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound hereby, absolutely and unconditionally guarantees and becomes surety for the full and punctual payment and performance of all of the payment obligations of Purchaser under the SPA when required to be paid by Purchaser pursuant to and in accordance with the SPA (collectively, the “Obligations”). All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

2. Representations and Warranties. Guarantor represents and warrants to the Seller Parties that:

(a) Guarantor’s execution and performance of this Guaranty does not and will not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which Guarantor is a party, or by which Guarantor or any asset of Guarantor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule, (iii) cause or result in the imposition or creation of any lien or other encumbrance upon any property or asset of Guarantor, or (iv) violate or result in a breach of the articles of incorporation or bylaws of Guarantor.

(b) Guarantor has the full power and authority to enter into and perform its obligations under this Guaranty, which has been authorized by all necessary corporate action on behalf of Guarantor.

(c) No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by Guarantor.

(d) This Guaranty constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms.

(e) This Guaranty promotes and furthers the business and interests of Guarantor and the creation of the obligations hereunder will result in direct financial benefit to Guarantor.

3. Guarantor Acknowledgements.

(a) Guarantor acknowledges that Guarantor has executed the SPA and in connection therewith (i) has examined or had the opportunity to examine the SPA and related agreements and (ii) waives any defense which may exist resulting from Guarantor’s failure to receive or examine at any time the SPA or any amendments, supplements, restatements or replacements therefor.

(b) Guarantor acknowledges that it shall not do anything to impede or interfere in any manner with the normal payment of the Installment Cash Consideration, pursuant to the Obligations under the SPA.

4. Scope of Guaranty. The Guaranty is an agreement of suretyship and a guaranty of payment and not of collection. The liability of Guarantor hereunder shall not be reduced, impaired or affected in any way by reason of (a) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any Person or Persons liable for the Obligations (including Company and Guarantor) or in any property, (b) the invalidity, unenforceability or voidability of any Obligations or any liens or rights in any property pledged by any Person or Persons, or (c) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against Company or the Guarantor.

5. Continuing Guaranty. This Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Obligations, shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Vendors and their respective permitted successors, transferees and assigns. All obligations to which this Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

6. Subrogation. Guarantor will not exercise against the Purchaser any rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency laws) or otherwise, by reason of any payment by any of them pursuant to the provisions of Section 1 unless and until the Obligations have been indefeasibly paid in full.

7. Enforcement Timing. Failure or delay in exercising any right or remedy against Guarantor hereunder shall not be deemed a waiver thereof or preclude the exercise of any other right or remedy hereunder. No waiver of any breach of any provision of this Guaranty shall be construed as a waiver of any subsequent breach or of any other provision. The Seller Parties will not be bound to exhaust their resources against the Purchaser or other parties, or any security or evidence of debt which the Seller Parties may hold before requiring payment by Guarantor, and the Seller Parties may enforce the various remedies available to them and may realize upon the various securities or any part thereof in any order as they may determine.

8. Successors and Assigns. This Guaranty shall (a) be legally binding upon Guarantor, and Guarantor’s successors and assigns, provided that Guarantor’s obligations hereunder may not be delegated or assigned without Vendor Representative’s prior written consent and (b) benefit any and all of the Seller Parties’ successors and assigns. Each Seller Party may assign its rights under this Guaranty upon ten (10) days advance notice to Guarantor.

9. Entire Agreement. This Guaranty and the SPA embody the whole agreement and understanding of the parties hereto relative to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless approved by the Vendors’ Representative in writing.

10. Governing Law, Submission to Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT, AND ALL MATTERS ARISING HEREUNDER OR RELATING HERETO, SHALL IN ALL RESPECTS BE INTERPRETED, CONSTRUED AND GOVERNED BY THE SUBSTANTIVE LAWS OF the STATE OF NEVADA and the federal Laws of THe UNITED STATES OF AMERICA applicable therein. EACH OF THE PARTIES IRREVOCABLY KNOWINGLY AND VOLUNTARILY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA FOR THE PURPOSES OF ANY LITIGATION OR PROCEEDING HEREUNDER OR CONCERNING THE TERMS HEREOF AND (II) WAIVES THE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION, CLAIMS OR PROCEEDING HEREUNDER OR CONCERNING THE TERMS HEREOF.

11. Notices. Any and all notices which may be given to Guarantor by the Vendors’ Representative hereunder shall be sent to Guarantor at the address of Guarantor set forth in the Preamble hereto (or such other address at which Guarantor is then located) and shall be deemed given to and received by Guarantor (i) when received by Guarantor if sent by nationally recognized overnight courier or (ii) on the date sent by email of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.

12. Maximum Liability. To the extent that applicable law otherwise would render the obligations of Guarantor hereunder invalid or unenforceable, Guarantor shall nevertheless remain liable hereunder; provided however that Guarantor’s obligations shall be limited to the maximum amount which does not result in such invalidity or unenforceability. Notwithstanding the foregoing, Guarantor’s obligations hereunder shall be presumptively valid and enforceable to their fullest extent in accordance with the terms of this Guaranty, as if this Section 12 were not a part of this Guaranty.

13. Severability. The invalidity or unenforceability of any provision hereof shall not affect the remaining provisions which shall remain in full force and effect.

14.       Counterparts. This Guaranty may be executed in any number of counterparts, and with respect to any of the Vendors, by execution of an Omnibus Signature Page to this Agreement and the SPA, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

THIS GUARANTY is dated the date and year first above written.

CONSENTED AND AGREED TO:

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

See Omnibus Signature Pages to
SPA (Vendors do not sign here)

VENDORS’ REPRESENTATIVE

/s/ Kirk Moir
Kirk Moir

4